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                                                                    EXHIBIT 10.5


        EXPLORATION LICENSE, MINERAL PURCHASE OPTION AND LEASE AGREEMENT

         THIS EXPLORATION LICENSE AND LEASE AGREEMENT is made this 15TH day of FEBRUARY, 2000 by and between Noel M. Newberg ("Owner"); and Britt Minerals, Inc. ("Britt").

         A. Owner owns and possesses 50% of the Minerals located in NE1/4 SW1/4; SE1/4 NW1/4 of Section 14, in Township 14 North, Range 24 East, Fergus County, Montana, for a total of 40 mineral acres. All ores, minerals, mineral rights, and the right to explore for, mine, remove the same and so much of the water rights as will be required or with the right to drill a water well, with ingress and egress over adjoining lands now owned by Owner shall be referred to collectively as "Mineral Property", except oil and gas.

         B. The parties now wish to enter into an agreement giving Britt an exclusive license to explore the Mineral Property and the exclusive option to purchase the Mineral Property on the terms and conditions set forth below.

         THEREFORE, the parties have agreed as follows.

                                   SECTION ONE
                               EXPLORATION LICENSE

         1.1 GRANT OF EXPLORATION LICENSE. Owners hereby grant to Britt the exclusive right and option to enter upon and explore the Mineral Property. The Exploration License shall have a term of Two (2) years commencing on execution of this agreement by both parties (the "Effective Date"). During the term of the license, Britt shall have the right to undertake geological, geophysical, and geochemical examinations of the Mineral Property, to sample the Mineral Property by means of pits, trenches, and drilling by any means, and to take bulk samples from the Mineral Property for the purpose of conducting mineralogical tests, etc. However, Britt shall not commence mining activities on the Mineral Property unless it exercises its option to purchase set forth in Section 2 below.

         1.2 PAYMENTS FOR EXPLORATION LICENSE. In consideration of this License, Britt shall pay Owner the sum of One Thousand Dollars ($1,000.00) upon execution of this agreement. Britt shall also pay to Owner the sum of One Thousand Dollars ($1,000.00) on or before the anniversary date of this Agreement, in order to maintain this Exploration Licence in effect.

         1.3 DELIVERY OF DATA. Following execution of this Agreement, Owner shall allow Britt to review and copy (at Britt's cost) all data and reports, if any, in the possession of Owner.

         1.4 TERMINATION OF EXPLORATION LICENSE. This exploration license shall terminate two (2) years from the Effective date, unless extended by mutual agreement of the parties. Britt shall have the right to terminate the License at any time and shall, upon delivery of a termination notice to Owners, be relieved of all further obligations after termination date.

         1.5 WORK COMMITMENT. The payment set forth in Section 1.2 above shall be in lieu of any work commitment on the Mineral Property, and Britt shall have no obligation, express or implied, to explore, develop, or mine the Mineral Property.

         1.6 ENVIRONMENTAL LIABILITIES. Owners shall remain solely liable and responsible for all environmental conditions and reclamation responsibilities which arose prior to the execution of this Agreement. Britt shall have responsibility for all environmental conditions and reclamation responsibilities arising from Britt's activities on the Surface after execution of this Agreement.


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                                   SECTION TWO
                                 OPTION TO LEASE

         2.1 GRANT OF OPTION. In consideration of the payment made in Section 1.2, Owner hereby grants to Britt the exclusive right and option to Purchase Owner's Ownership interest, in and to all mineral interests, as defined in "A" above for the sum of Twenty Thousand Dollars ($20,000.00). The option shall have a term of five (5) years unless sooner terminated or canceled as hereinafter provided. The Lease shall commence on the date Britt gives Owner's notice of executive of Option to Purchase and makes a payment of One Thousand Dollars ($1,000.00). In order to maintain the option in effect, Britt shall make the following annual option payments to Owners:

         Anniversary of Option Date                           Option Payment
         --------------------------                           --------------

                    1                                           $ 1,500.00

                    2                                           $ 2,500.00

                    3                                           $ 4,000.00

                    4                                           $ 5,000.00

                    5                                           $ 6,000.00

         2.2 EXERCISE OF OPTION. Britt shall elect (a) to terminate this Agreement and relinquish the Mineral Property and Surface to Owners in accordance with Section 6.1 below, or (b) to exercise its option and purchase the Mineral Property for the price set forth in Section 2.1 and Lease so much of the Surface as is needed and/or required. During the term of the five year Option, if Britt elects to purchase the Mineral Property, the parties shall open an escrow account and proceed to complete the sales transaction within sixty
(60) days following Britt's election. Owner shall deposit a Warranty Deed into the escrow account conveying the Mineral Property to Britt, and Britt shall deposit the purchase price in to escrow. Upon deposit of both the deed and purchase payment, the deed shall be released and recorded, and the initial payment shall be delivered to Owner. Britt shall bear all of the costs of escrow.

         The parties acknowledge that Britt shall have the right to terminate the option at any time in accordance with Section 6 below.

         2.3 PRODUCTION ROYALTY. If the Premises are placed into commercial production, Britt agrees to pay to Owners a production royalty of one percent (1%) of the Net Returns, as defined herein, from the proceeds received from commercial production from the Mineral Property. Payments of such production royalty from the proceeds received from commercial production shall be determined at the end of each calendar quarter after the effective date. Payments of the production royalty shall be made within thirty (30) days after the end of each calendar quarter.

                  2.3.1 "Net Returns" shall mean for any period the amount of earned revenues actually paid to and received by Britt by any refinery or other purchaser of metals, ores, minerals or mineral substances, or concentrates produced therefrom for products mined from the Property, less all of the following.

                  2.3.2 Treatment charges and penalties, including, but without being limited to, penalties for impurities and charges for refining, selling, and transportation to refinery and from refinery to market;

                  2.3.3 Production taxes, net proceeds of mine taxes, severance taxes and sales, privileges and other taxes levied on product or on the production thereof.

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                           Net Returns for product treated at a refinery owned,
                  operated or controlled by Britt, shall be computed in the above manner, with deductions for all charges and items of cost equivalent to the deductions described above.

                                  SECTION THREE
                              CONDUCT OF OPERATIONS

         3.1 RIGHT TO EXPLORE. Following the execution of this Agreement, Britt shall have the right to make geological investigations and surveys, to drill on the Surface by any means, and to have all the rights and privileges incident to Owner's ownership of the Mineral Property. However, Britt shall not commence development or mining operations on the Mineral Property unless it has executed the option to purchase the Mineral Property in accordance with Section 2 above.

         3.2 CONDUCT OF WORK. Britt shall perform its activities on the Mineral Property in accordance with good mining practices, shall comply with the applicable laws and regulations relating to the performance of exploration operations on the Mineral Property, and shall comply with the applicable worker's compensation laws of the State of Montana.

         3.3 LIABILITY. During the term of the Agreement, Britt shall indemnify and hold Owner harmless from any claims, demands, liabilities or liens arising out of Britt's activities on the Mineral Property.

         3.4 LIENS. Britt shall keep the Mineral Property free and clear from any and all mechanics' or laborers' liens arising from labor performed on or material furnished to the Mineral Property at Britt's request.

         3.5 INSTALLATION OF EQUIPMENT. Britt may install, maintain, replace, and remove during the term of this Agreement any and all machinery, equipment, tools, and facilities which it may desire to use in connection with its exploration activities on the Mineral Property. Upon termination of this Agreement for any reason, Britt shall have a period of ninety (90) days following such termination during which it may remove all or part of the above items at its sole cost and expense.

         3.6 ACQUISITION OF PERMITS. Britt shall acquire all federal, state and county permits required for its operations. In the event that Britt is required to post a reclamation bond, the bond will revert to Britt upon satisfactory completion of the reclamation program.

                                  SECTION FOUR
                               INSPECTION BY OWNER

         During the term of this Agreement, Owner, or his authorized agents or representatives, shall be permitted to enter upon the Mineral Property for the purpose of inspection. Owner shall enter upon the Mineral Property at his own risk and so not to hinder unreasonably the operations of Britt. Owner shall indemnify and hold Britt harmless from any damage, claim, or demand by reason of injury to Owner or his agents or representatives on the Mineral Property or the approaches thereto.

                                  SECTION FIVE
                                      TAXES

         Britt shall pay all taxes levied or assessed upon any improvements placed on the Mineral Property by Britt. Upon termination of this Agreement for any reason, taxes shall be paid by Britt for the remaining portion of the calender year. However, Owner shall not be liable for taxes on any tools, equipment, machinery, facilities, or improvements placed upon the Surface unless Britt fails to remove them within the time provided by this Agreement.

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                                   SECTION SIX
                             TERMINATION AND DEFAULT

         6.1 TERMINATION. Britt shall have the right to terminate this Agreement at its sole discretion at any time upon written notice to Owner. Upon termination, Owner shall retain all payments previously made as liquidated damages and this Agreement shall cease and terminate. Britt will also deliver a Quitclaim Deed to Owner.

         6.2 DEFAULT. If Britt fails to perform its obligations under this Agreement and in particular fails to make any payment due to Owners hereunder, Owners may declare Britt in default by giving Britt written notice of default which specifies the obligation(s) which Britt has failed to perform. If Britt fails to remedy or satisfactorily respond to a notice of default within sixty
(60) days, Owner may terminate this Agreement and Britt shall peaceably surrender possession of the Mineral Property to Owner. Notice of termination shall be in writing and served in accordance with this Agreement.

         6.3 OBLIGATIONS FOLLOWING TERMINATION. In the event of voluntary or involuntary termination, Britt shall surrender possession of the Mineral Property to the Owner and shall have no further liability or obligation under this Agreement except for its obligation (1) to pay its apportioned share of taxes, as provided for in Section Five, (2) to pay the cost of removal of all equipment, (3) to fulfill its reclamation responsibility, and (4) to satisfy any accrued obligations or liabilities, and (5) to satisfy any other obligation imposed by this agreement or by law. Upon termination of this Agreement, except termination upon Britt's exercise of the Option, Britt will provide a copy of all drilling logs, assays, maps and other factual data which Britt has prepared in connection with its exploration and development of the Mineral Property under this Agreement.

                                  SECTION SEVEN
                              NOTICES AND PAYMENTS

         7.1 NOTICES. All notices to Britt or Owner shall be in writing and shall be sent certified or registered mail, return receipt requested, to the addresses below. Notice of any change in address shall be given in the same manner.

         TO Owners:        Noel M. Newberg
                           13745 W. 6th Pl.
                           Golden, CO 80401-4521

         TO Britt:         Peter C. Ellsworth, President
                           Britt Minerals, Inc.
                           P.O. Box 7495
                           Missoula, MT 59807

         7.2 PAYMENTS. All payments shall be in U.S. currency payable to Owner at the address above.

                                  SECTION EIGHT
                                   ASSIGNMENT

         Britt may assign this Agreement at any time, in whole or in part, upon the prior notification to Owner. Owner, prior to conveying their interest under this Agreement to any other party, shall first offer Britt a 60-day opportunity to acquire Owner's interests on the same terms and conditions offered by a third party.

                                  SECTION NINE
                                WARRANTY OF TITLE

         9.1 WARRANTY. Owner warrants and represents that he is the owner of the Mineral Property as described; that Owner has created no Liens or encumbrances affecting the Mineral Property, and that Owner has and will continue to have the right to commit the Mineral Property to this Agreement.

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         9.2 EXAMINATION OF TITLE DOCUMENTS. Promptly after execution of the
Option to Purchase section of this Agreement, Owner shall deliver to Britt available copies of all documents bearing upon Owner's title, interest, and ownership in the Mineral Property. Britt may then undertake such further investigation of the title and status as Britt shall deem necessary. If that investigation should reveal defects in the title, Britt agrees to proceed forthwith to cure the title defects to their own satisfaction.

                                   SECTION TEN
                            MISCELLANEOUS PROVISIONS

         10.1 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors, and assigns.

         10.2 APPLICABLE LAW. The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the State of Montana.

         10.3 ENTIRE AGREEMENT. This Agreement terminates and replaces all prior agreements, either written, oral or implied, between the parties hereto, and constitutes the entire agreement between the parties.

         10.4 RECORDING MEMORANDUM OF AGREEMENT. The parties hereto agree to execute a Memorandum of this Agreement (short form) for the purpose of recording same in the records of Fergus County, Montana so as to give public notice, pursuant to the laws of the State of Montana, of the existence of this Agreement.

         10.5 VOID OR INVALID PROVISIONS. If any term, provision, covenant or condition of this agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications there of not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

         10.6 TIME OF THE ESSENCE. Time is of the essence of this Agreement and each and every part thereof.

         10.7 CONFIDENTIALITY. All reports and data provided by Britt to Owners shall be held in strictest confidence, and Owner shall not disclose such information without Britt's prior written consent.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Owner:

/s/ Noel M. Newberg
---------------------------
Noel M. Newberg

                                           Britt Minerals, Inc.

                                           By: /s/ Peter Ellsworth
                                               ---------------------------------
                                               Peter C. Ellsworth, President

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STATE OF MONTANA                    )
                                    )ss:
COUNTY OF   MISSOULA                )
          ------------

         On this 17TH day of DECEMBER in the year 1999, before me, a Notary Public in and for said state, personally appeared Peter C. Ellsworth, who is President of Britt Minerals, Inc., personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same for purposes stated therein.

                                                /s/ Kelli Ridenous Brown
                                                --------------------------------
                                                Notary Public
                                                My Commission Expires  7/19/00
                                                                       ---------



STATE OF   CO                       )
                                    )ss:
COUNTY OF JEFFERSON                 )


         On this 15 day of FEB., in the year 2000, before me, a Notary Public in and for said state, personally appeared Noel M. Newberg, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same for purposes stated therein.

                                                /s/ Joseph L. Coleman
                                                --------------------------------
                                                Notary Public
                                                My Commission Expires
                                                                     -----------


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